Exhibit 10.2

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (Agreement) is made this day 9th day of July, and entered into between James A. Simpson Foundation, J.A. & G.L. Simpson Trust, dtd May 18, 1988 (Bridge Lender) and Primary Funding Corporation (Primary Funding).

Recitals

WHEREAS, the Bridge Lender and Primary Funding have entered into an agreement where the Bridge Lender is subordinating and assigning its priority interest in the inventory and the accounts of PepperBall Technologies – CA, Inc. and PepperBall Technologies, Inc. (CLIENT);

WHEREAS, the parties wish to further clarify their respective rights regarding the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Bridge Lender and the Primary Funding hereby agree as follows:

1.) The term Accounts shall mean all existing and hereafter arising accounts, contract rights, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to Client arising out of the sale or lease of goods or the rendition of services by Client, irrespective of whether earned by performance, and any and all credit insurance, guarantees and other security therefor, as well as all merchandise returned to or reclaimed by Client and Clients books relating to any of the foregoing.

2.) The term Inventory shall mean all of Client’s present and future inventory in which Client has any interest, including goods which have been leased or held for sale or lease or to be furnished under a contract of service and all of Client’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

3.) The Bridge Lender and the Primary Funding agree that Primary Funding’s security interest in the Accounts and Inventory is to be construed as having priority to the extent of all indebtedness secured thereby, now existing or hereafter arising in the Accounts and Inventory over the security interest of the Bridge Lender.

4.) Notwithstanding any other provisions of this Agreement, it is the intent of the Bridge Lender and Primary Funding that this Agreement and all prior agreements shall be construed to be a subordination, subject to the terms and conditions stated herein, from the Bridge Lender to Primary Funding of its security interest as well as all rights, title and interest in the Accounts and the Inventory. If, however, at the time either the Bridge Lender or Primary Funding, as the case may be, has elected to foreclose upon its secured interest in Client or otherwise files suit against Client related to the collection of the obligation Client owes it, and Client is indebted to Primary Funding the parties agree that the following shall be the order and priority of their respective security interests in the Accounts and Inventory:

( i ) the security interest of Primary Funding shall be superior to and entitled to priority over the security interest of the Bridge Lender but only up to the amount of $200,000 owed to Primary Funding by Client. Thereafter, Bridge Lender shall have priority over the security interest of Primary Funding.

( ii ) to the extent of the costs, expenses and attorneys fees incurred by Primary Funding in conjunction with foreclosure efforts, the security interest of the Primary Funding shall be superior to and entitled to priority over the security interest of the Bridge Lender;

( iii ) thereafter, and to the extent of the indebtedness owed by Client to the Bridge Lender, the security interest of Bridge Lender shall be superior to and entitled to priority over the security interest of Primary Funding.

5.) The parties each agree that prior to the exercise of any of their rights and remedies with respect to any security interest they may have in Client, the party pursuing its rights and remedies will first give the other twenty four hours written notice before pursuing its claim.

6.) In the event of any action to enforce or interpret the terms of this agreement, that the prevailing party in any such action will be entitled to recover reasonable attorney’s fees and cost.

7.) The parties agree that all actions or proceedings of any nature whatsoever relating directly or indirectly hereto shall be litigated or arbitrated in courts or places located within the State of California, County of San Diego and if such action shall be brought in Federal Court then within the Federal District Court located in said State.

8.) This Intercreditor Agreement constitutes the entire, final and integrated agreement between the parties hereto pertaining to the subject matter hereof, and supersedes any and all prior understandings, representations, warranties and agreements between the parties hereto, or any of them pertaining to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement is executed on the day first written above.

PRIMARY FUNDING CORPORATION

/s/ Patricia J. Burns
By: Patricia J. Burns, President

BRIDGE LENDER James A. Simpson Foundation

/s/ James A. Simpson
James A. Simpson, Manager

J.A. & G.L. Simpson Trust, dtd May 18, 1988

/s/ James A. Simpson
James A. Simpson, Trustee